UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2024, Perspective Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, to effect a one-for-10 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), effective at 4:01 p.m. Eastern Time on that date (the “Effective Date”). Beginning with the opening of trading on June 17, 2024, the Company’s Common Stock is expected to begin trading on the NYSE American on a split-adjusted basis under new CUSIP number 46489V302.

As a result of the Reverse Split, each 10 shares of the Company’s Common Stock issued and outstanding will be automatically combined and converted into one issued and outstanding share of Common Stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock will instead receive cash in lieu of fractional shares based on the closing price per share of the Common Stock as reported on the NYSE American on the Effective Date (as adjusted to give effect to the Reverse Split).

The Reverse Split will not reduce the total number of authorized shares of Common Stock or preferred stock (the “Preferred Stock”), or change the par values of the Company’s Common Stock or Preferred Stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the Reverse Split would result in some of the stockholders receiving cash in lieu of fractional shares). All outstanding options and warrants entitling their holders to purchase shares of Common Stock will be adjusted as a result of the Reverse Split, in accordance with the terms of each such security. In addition, the number of shares reserved for future issuance pursuant to the Company’s equity incentive plans will also be appropriately adjusted.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Reverse Split, as of immediately following the effectiveness of the Reverse Split, the number of issued and outstanding shares of Common Stock will be adjusted from approximately 674.3 million shares to approximately 67.4 million shares.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the Reverse Split and the timing thereof. The risks and uncertainties relating to the Company include general market conditions as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 11, 2024, the Company issued a press release announcing the Reverse Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Perspective Therapeutics, Inc., effective June 14, 2024.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
99.1	Press Release of Perspective Therapeutics, Inc., dated June 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	June 14, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer